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                                                                    EXHIBIT 99.3

                             JOINT FILING AGREEMENT

      This will confirm the agreement by and between the undersigned that the
Schedule 13D (the "Schedule 13D") filed on or about this date, including any future amendments thereto, relating to the acquisition of the right to vote in favor of the Agreement and Plan of Merger dated February 20, 2006 by and among Faith Media Holdings, LLC, FM Mergerco, Inc. and Thomas Nelson, Inc., is being or will be, as applicable, filed on behalf of the undersigned.

      Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Schedule 13D is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  March 2, 2006


FAITH MEDIA HOLDINGS, LLC                    FM MERGERCO, INC.

By:   InterMedia Partners VII, L.P., its     By:   /s/ Peter M. Kern
      sole member                               --------------------------------
By:   InterMedia Partners, L.P., its         Name: Peter M. Kern
      general partner                        Title:  Authorized Signatory
By:   HK Capital Partners, LLC, its
general partner

By:   /s/ Peter M. Kern
--------------------------------
Name: Peter M. Kern
Title: General Partner

INTERMEDIA PARTNERS VII, L.P.                INTERMEDIA PARTNERS, L.P.

By:   InterMedia Partners, L.P., its         By:   HK Capital Partners, LLC, its
      general partner                              general partner
By:   HK Capital Partners, LLC, its
      general partner                        By:   /s/ Peter M. Kern
                                                --------------------------------
                                             Name: Peter M. Kern
By:   /s/ Peter M. Kern                      Title: General Partner
   --------------------------------
Name: Peter M. Kern
Title: General Partner

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HK CAPITAL PARTNERS, LLC

By:   /s/ Peter M. Kern
   --------------------------------
Name: Peter M. Kern
Title: General Partner



By:   /s/ Leo Hindery, Jr.                   By:   /s/ Peter M. Kern
   --------------------------------             --------------------------------
Name: Leo Hindery, Jr.                       Name: Peter M. Kern